Exhibit 10(b)
HARRIS CORPORATION
2015 EQUITY INCENTIVE PLAN
RESTRICTED UNIT AWARD AGREEMENT
TERMS AND CONDITIONS
(March 14, 2018 Special Stock Grant to Eligible Non-U.S. Employees)

1.    Restricted Unit Award – Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2015 Equity Incentive Plan (as may be amended from time to time, the “Plan”) and upon the terms and conditions set forth herein (these “Terms and Conditions”), Harris Corporation (the “Corporation”) has granted on March 14, 2018 (the “Grant Date”) to the eligible employee receiving these Terms and Conditions (the “Employee”) a Restricted Unit Award (the “Award”) of ten (10) restricted units (such units, as may be adjusted in accordance with the Plan and Section 1(c) of these Terms and Conditions, the “Restricted Units”). At all times, each Restricted Unit shall be equal in value to one share of common stock, $1.00 par value per share (the “Common Stock”), of the Corporation (a “Share”). Such Award is subject to the following Terms and Conditions (these Terms and Conditions, together with the Corporation’s letter or notice to the Employee specifying the Restricted Units subject to the Award, the Restriction Period, the form of payment of the Award and certain other terms (the “Award Notice”), are referred to as the “Agreement”).

(a)    Restriction Period. For purposes of this Agreement, the Restricted Units subject to the Award (or a portion thereof) shall vest upon the expiration of the applicable period beginning on the Grant Date and ending as follows: five (5) Restricted Units upon expiration of the period ending March 14, 2019 and five (5) Restricted Units upon expiration of the period ending March 14, 2020 (each such period, a “Restriction Period”). The Board Committee may, in accordance with the Plan and to the extent permitted by Section 409A of the Code (if applicable), accelerate at any time the expiration of the Restriction Period as to, and the vesting of, some or all of the Restricted Units that are not then vested.

(b)    Payout of Award. Provided the Award has not previously been forfeited, as soon as administratively practicable following the expiration of the Restriction Period as to any Restricted Units that have become vested, but in no event later than sixty (60) days following the expiration of the Restriction Period as to such Restricted Units, the Corporation shall pay to the Employee a single lump sum cash payment equal to the Fair Market Value (as of the date of the expiration of the Restriction Period) of the number of Shares underlying such Restricted Units that have become vested.

(c)    No Shareholder Rights; Adjustment to Restricted Units. The Employee shall not have any rights as a shareholder with respect to the Shares underlying Restricted Units and shall not be entitled to any dividend equivalents. If the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Corporation, the Restricted Units subject to the Award that are not then vested shall be adjusted to correspond to the change in the Corporation’s outstanding shares of Common Stock.

2.    Prohibition Against Transfer. Until the expiration of the Restriction Period and payout of the Award, the Award, the Restricted Units subject to the Award that are not then vested, any interest in the cash to be paid related thereto, and the rights granted under these Terms and Conditions and the Agreement are not transferable except by will or by the laws of descent and distribution in the event of the Employee’s death. Without limiting the generality of the foregoing, except as aforesaid, until the expiration of the Restriction Period and payout of the Award, the Award, the Restricted Units subject to the Award that are not then vested, any interest in the cash to be paid related thereto, and the rights granted under these Terms and Conditions and the Agreement may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment, charge, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.

3.    Forfeiture; Termination of Employment.

(a)    Except in the event of a Change in Control covered by Section 4 herein, it shall be a condition to the vesting of Restricted Units and the payment of cash following the expiration of the Restriction Period that the Employee shall have remained continuously in the employ of the Corporation for a minimum of one year from the grant date (the “Minimum Vesting Period”), and in the event that the Minimum Vesting Period is not satisfied, the Award and any Restricted Units or right to payment of cash shall be immediately forfeited upon the Employee’s termination of employment with the Corporation. Except in the event of the death or permanent disability (as determined by the Corporation) of the Employee covered in Section 3(b) herein or a Change in Control covered in Section 4 herein, if the Employee ceases to be an employee of the Corporation following satisfaction of the Minimum Vesting Period but prior to the expiration of the applicable Restriction Period as to any Restricted Units subject to the Award that are not then vested:

(i)    for any reason other than (x) retirement after age 55 with ten or more years of full-time service or (y) involuntary termination of employment of the Employee by the Corporation other than for Misconduct, all Restricted Units subject to the Award that are not then vested shall be automatically forfeited upon such termination of employment; or

(ii)    due to (x) retirement after age 55 with ten or more years of full-time service or (y) involuntary termination of employment of the Employee by the Corporation other than for Misconduct, the Employee shall be vested in, and entitled to receive a payout in respect of, such additional number of Restricted Units subject to the Award that are not then vested as is equal to the difference of (A) a pro-rata portion of the total number of Restricted Units subject to the Award measured by a fraction, of which the numerator is the number of days the Employee’s employment continued during the Restriction Period beginning on the Grant Date and ending March 14, 2020, and the denominator is the number of days of such Restriction Period, minus (B) the number of Restricted Units, if any, that have become vested prior to such retirement or termination of employment, and the remaining portion of the Restricted Units subject to the Award that are not then vested shall be automatically forfeited as of the date of such retirement or termination of employment. The Restriction Period shall immediately expire with respect to such additional number of Restricted Units that become vested pursuant to the provisions of this Section 3(a)(ii), if any, and, subject to Section 10 herein, the payout in respect of such additional number of Restricted Units shall be made in the manner specified in Section 1(b) as soon as administratively practicable following such immediate expiration of the Restriction Period, but in no event later than sixty (60) days following such immediate expiration of the Restriction Period. “Misconduct” shall mean deliberate, willful or gross misconduct, as determined by the Corporation.

(b)    If the Employee ceases to be an employee of the Corporation following satisfaction of the Minimum Vesting Period but prior to the expiration of the applicable Restriction Period as to any Restricted Units subject to the Award that are not then vested due to death or permanent disability (as determined by the Corporation), the Employee’s heirs or beneficiaries or the Employee, as applicable, shall be fully vested in, and entitled to receive a payout in respect of, the total number of Restricted Units subject to the Award that are not then vested. In such event, the Restriction Period shall immediately expire, and, subject to Section 10 herein, the payout in respect of the Restricted Units subject to the Award that are not vested as of the date of the Employee’s death or permanent disability (as determined by the Corporation), if any, shall be made in the manner specified in Section 1(b) as soon as administratively practicable following such immediate expiration of the Restriction Period, but in no event later than sixty (60) days following such immediate expiration of the Restriction Period.

4.    Change in Control. Upon a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), then the Employee shall be fully vested in, and entitled to receive a payout in respect of, the total number of Restricted Units subject to the Award that are not then vested, the Restriction Period shall immediately expire and the payout in respect of such Restricted Units shall be made in the manner specified in Section 1(b) as soon as administratively practicable, but in no event later than sixty (60) days following such Change in Control. In the event of a Change in Control that does not qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), then the Employee shall be fully vested in, and entitled to receive a payout in respect of, the total number of Restricted Units subject to the Award that are not then vested; provided, however, that such Restricted Units shall continue to be subject to the Restriction Period until the expiration thereof, at which time the payout in respect of the Restricted Units shall be made in the manner and at the time specified in Section 1(b), 3(a)(ii) or 3(b), as applicable (and deeming Section 3(a)(ii) to apply in the event that the Employee ceases to be an employee of the Corporation prior to the expiration of the Restriction Period for any reason other than death or permanent disability (as determined by the Corporation)).

5.    [Intentionally omitted].

6.    [Intentionally omitted].

7.    [Intentionally omitted].

8.    Board Committee Administration. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

9.    Incorporation of Plan Provisions. These Terms and Conditions and the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.

10.    Compliance with Section 409A of the Code. The Agreement and the Plan are intended to be exempt from the provisions of Section 409A of the Code to the maximum extent permitted by applicable law. To the extent applicable, it is intended that the Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Employee. The Agreement and the Plan shall be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Employee). Notwithstanding the foregoing, no particular tax result for the Employee with respect to any income recognized by the Employee in connection with the Agreement is guaranteed, and the Employee solely shall be responsible for any taxes, penalties or interest imposed on the Employee in connection with the Agreement. Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

11.    Data Privacy; Electronic Delivery; Voluntary Participation; Discretionary and Additional Compensation and Benefits. By receipt of the Award, the Employee acknowledges and agrees that: (a) data, including the Employee’s personal data, necessary to administer the Agreement may be exchanged among the Corporation and its Subsidiaries and affiliates as necessary, and with any vendor engaged by the Corporation to assist in the administration of equity awards; (b) unless and until revoked in writing by the Employee, information and materials in connection with this Agreement or any awards under the Plan, including, but not limited to, any prospectuses and plan document, may be provided by means of electronic delivery (including by e-mail, by web site access and/or by facsimile); (c) the Employee’s receipt of the Award and participation in the Plan is voluntary; (d) the benefits and rights provided by the Agreement and Plan are wholly discretionary and, although provided by the Corporation, do not constitute regular or periodic payments; and (e) the benefits and compensation provided under the Agreement are in addition to the benefits and compensation that otherwise are or would be available to the Employee in connection with Employee’s employment with the Corporation.

12.    Miscellaneous. These Terms and Conditions and the other portions of the Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Corporation; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) except as permitted under Sections 3.2, 12 and 13.6 of the Plan and Section 10 of the Agreement, may not be amended without the written consent of both the Corporation and the Employee. The Agreement shall not in any way interfere with or limit the right of the Corporation or any Subsidiary to terminate the Employee’s employment or service with the Corporation or any Subsidiary at any time, and no contract or right of employment shall be implied by these Terms and Conditions and the Agreement of which they form a part. For purposes of these Terms and Conditions and the Agreement, (i) employment by the Corporation or any Subsidiary or a successor to the Corporation shall be considered employment by the Corporation and (ii) references to “termination of employment,” “cessation of employment,” “ceases to be employed,” “ceases to be an Employee” or similar phrases shall mean the last day actually worked (as determined by the Corporation), and shall not include any notice period or any period of severance or separation pay or pay continuation (whether required by law or custom or otherwise provided) following the last day actually worked. If the Award is assumed or a new award is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Code), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the Award to be employment by the Corporation. Nothing contained in the Agreement limits the Employee’s ability (1) to report possible violations of law or regulation to, or file a charge or complaint with, the U.S. Securities and Exchange Commission, the U.S. Equal Employment Opportunity Commission, the U.S. National Labor Relations Board, the U.S. Occupational Safety and Health Administration, the U.S. Department of Justice, the U.S. Congress, any U.S. Inspector General, or any other U.S. Federal, state or local governmental agency or commission (“Government Agencies”); (2) to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Corporation; or (3) under applicable U.S. Federal law to (A) disclose in confidence trade secrets to U.S. Federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

LGLSP.001.GC01.006.013.4    1